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                                                                   EXHIBIT 15(a)


                                                          Arthur Andersen LLP
                                                          Suite 5600
                                                          901 Main Street
                                                          Dallas TX 75202
                                                          Tel 214-741-8300
                                                          www.arthurandersen.com


Anadarko Petroleum Corporation
17001 Northchase Drive
Houston, Texas  77060-1714

July 13, 2001

We are aware that Anadarko Finance Company has incorporated by reference in its Registration Statement on Form S-4 the Form 10-Q for Union Pacific Resources Group Inc. for the quarter ended March 31, 2000, which includes our report dated April 26, 2000, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ Arthur Andersen LLP